Exhibit 99.1

Cherokee Inc.	ADDO Communications, Inc.
6835 Valjean Ave.	2120 Colorado Ave.
Van Nuys, CA 91406	Santa Monica, CA 90404
(818) 908-9868	(310) 829-5400
Contact: Mark DiSiena, Chief Financial Officer	Contact: Andrew Greenebaum/Kimberly Esterkin

FOR IMMEDIATE RELEASE

Cherokee Inc. Reports Fiscal 2012 Third Quarter Financial Results

VAN NUYS, CA (December 7, 2011) — Cherokee Inc. (NASDAQ: CHKE), a global brand management company, today reported financial results for the third quarter ended October 29, 2011.  Net revenues were $6.0 million compared with $7.7 million for the prior year, SG&A expenses were $4.2 million, compared with $3.9 million for the prior year and net income was $1.0 million or $0.12 per diluted share, compared with $2.3 million, or $0.26 per diluted share, for the prior year.

“While we look forward to the holiday season, our results for the third quarter of FY 2012 were mixed,” said Cherokee Chief Executive Officer Henry Stupp.  “For our Cherokee brand, in the third quarter, Target’s U.S. retail sales and royalty revenues were each up 15.4%.  We are both gratified and optimistic by these results as they continue to validate all our efforts and strategic direction.  Internationally, our retail sales and royalty revenues were down 47.6% and 43.2%, respectively, over the prior year’s quarter, almost entirely due to a decline in the sales of Cherokee products at Tesco. Conversely, overall sales and royalty revenues for our other international retailer partners were up almost 2%.  We continue to diligently work with Tesco to develop a framework for success going forward, as well as, introducing the Cherokee brand into new markets to offset any revenue erosion as we work on a correction of our Tesco business. Specifically, we look forward to launching in both Japan later this month and the Russian Federation in the coming months, and we continue to pursue new opportunities for all our brands, both owned and represented.”

“Moving forward, we will focus on executing on our strategic vision and are already making progress in several areas.  Our first annual ‘Cherokee Experience’ in Minneapolis, in September, was very successful and well attended by over 120 people.  During this event, we introduced our retail partners and the investment community to a comprehensive, proprietary 360° approach to our global brand vision that incorporates consumer insights, product and marketing concepts and new in-store presentation innovations to enhance the consumer shopping experience.  We believe that several of the new initiatives unveiled at ‘The Experience’ will continue to develop traction in the coming year.  Although we remain confident in our strategic direction, we will continue to monitor our investments in marketing and infrastructure to ensure that we maintain a strong financial position going forward.”

At October 29, 2011, the Company had cash and cash equivalents of $8.0 million, down from $10.5 million at July 30, 2011 due to the repurchase of common stock and an orderly paydown of the Company’s loan to US Bank which totaled $2.3 million.

Conference Call

The Company will host a conference call today at 1:30 p.m. PST / 4:30 p.m. EST.  To participate in the call, please dial (877) 941-1427 (U.S.) or (480) 629-9664 (International) ten minutes prior to the start time and use conference ID: 448396. The earnings call and accompanying slides will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.cherokeegroup.com. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available beginning December 7, 2011 at 4:30 p.m. PST / 7:30 p.m. EST, through December 21, 2011, at 8:59 p.m. PST / 11:59 p.m. EST. To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 4486396.

About Cherokee Inc.

Cherokee Inc., is a global marketer and manager of a portfolio of fashion and lifestyle brands it owns and represents in multiple consumer product categories and sectors around the world.  The Company has license agreements with premier retailers and manufacturers covering over 30 countries around the world including Target Stores (U.S.), Tesco (U.K., Ireland and certain Central European countries), Zellers (Canada), RT-Mart (Peoples Republic of China), Pick ‘N Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia) and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding anticipated future royalties, potential future business development or strategic initiatives) involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Sideout and Carole Little branded products, the Company’s dependence on Target for most of the Company’s revenues, the Company’s failure to implement or otherwise achieve the benefits of its strategic initiatives, the requirements under the Company’s term loan with U.S. Bank and the Company’s dependence on its key management personnel.  The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2011, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three months ended		Nine months ended
	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010
Royalty Revenue	$6,015,000	$7,691,000	$19,615,000	$23,426,000
Selling, general and administrative	4,195,000	3,869,000	11,451,000	10,599,000

Operating income	1,820,000	3,822,000	8,164,000	12,827,000

Other income:
Interest expense	(64,000)	—	(198,000)	—
Interest income	2,000	3,000	24,000	10,000

Total other income	(62,000)	3,000	(174,000)	10,000

Income before income taxes	1,758,000	3,825,000	7,990,000	12,837,000
Income tax provision (benefit)	709,000	1,545,000	2,018,000	5,162,000

Net income	$1,049,000	$2,280,000	$5,972,000	$7,675,000

Basic earnings per share	$0.12	$0.26	$0.70	$0.87

Diluted earnings per share	$0.12	$0.26	$0.70	$0.87

Weighted average shares outstanding
Basic	8,419,473	8,882,493	8,476,469	8,836,956

Diluted	8,421,385	8,914,883	8,479,838	8,871,295

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

	October 29, 2011	January 29, 2011
Assets
Current assets:
Cash and cash equivalents	$7,957,000	$9,587,000
Receivables, net	5,758,000	6,644,000
Income taxes receivable	366,000	1,378,000
Prepaid expenses and other current assets	152,000	94,000
Deferred tax asset	478,000	1,240,000
Total current assets	14,711,000	18,943,000
Deferred tax asset	1,436,000	1,344,000
Property and equipment, net	277,000	173,000
Trademarks, net	5,883,000	6,709,000
Other assets	66,000	14,000
Total assets	$22,373,000	$27,183,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$827,000	$932,000
Deferred revenue - current	368,000	386,000
Accrued compensation payable	361,000	4,314,000
Income taxes payable	208,000	1,010,000
Accrued dividends	1,677,000	1,699,000
Deferred tax liability — current	51,000	—
Promissory note	—	7,260,000
Short term debt	3,333,000	—
Total current liabilities	6,825,000	15,601,000
Long term liabilities:
Deferred revenue — non current	299,000	549,000
Deferred tax liability — non current	38,000	—
Long term debt	4,306,000	—
Total liabilities	11,468,000	16,150,000
Commitments and Contingencies (Note 5)
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,387,168 issued and outstanding at October 29, 2011 and 8,896,154 issued and 8,496,154 outstanding at January 29, 2011	167,000	177,000
Additional paid-in capital	19,285,000	18,517,000
Retained earnings (deficit)	(8,547,000)	(401,000)
Less: Treasury Stock, Common: 400,000 shares	—	(7,260,000)
Total stockholders’ equity	10,905,000	11,033,000
Total liabilities and stockholders’ equity	$22,373,000	$27,183,000